 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme of our report dated March 13, 2018, with respect to the financial statements of Cellect Biotechnology Ltd., included in its annual report on Form 20-F for the year ended December 31, 2017, filed with the Securities Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
May 17, 2018	A Member of Ernst & Young Global